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                                                                    EXHIBIT 4.12


                  FIRST SUPPLEMENTAL INDENTURE, dated as of February 16, 2001 between Qwest Communications International Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1801 California Street, Denver, Colorado 80202, and Bankers Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  Pursuant to that certain Indenture (the "Indenture"), dated as of October 15, 1997 by and between the Company and the Trustee, the Company issued and sold $555,890,000 in aggregate original principal amount at maturity of its 9.47% Series B Senior Discount Notes due 2007 (the "Notes"). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Indenture.

                  Section 902 of the Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Securities, the Company and the Trustee may enter into an indenture supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders under the Indenture.

                  Pursuant to an Offer to Purchase and Consent Solicitation Statement dated February 5, 2001, the Company solicited and obtained from a majority in aggregate principal amount at maturity of the Outstanding Securities consents to certain proposed amendments to the Indenture, and the Company and the Trustee now desire to amend, modify and supplement the Indenture, in the respects hereinafter set forth.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises, it is mutually covenanted and agreed as follows:

                  SECTION 101. Incorporation of the Indenture.

                  This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. Except as specifically amended hereby, the terms and conditions of the Indenture remain in full force and effect as if fully rewritten herein.

                  SECTION 201. Amendments to Section 101 of the Indenture.

                  Section 101 of the Indenture is hereby amended by deleting the following definitions therefrom in their entirety:

                  Acquired Debt
                  Asset Disposition



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                  Attributable Value
                  Cash Equivalents
                  Consolidated Capital Ratio
                  Consolidated Cash Flow Available for Fixed Charges Consolidated Income Tax Expense
                  Consolidated Interest Expense
                  Consolidated Net Income
                  Consolidated Net Worth
                  Consolidated Tangible Assets
                  Continuing Director
                  Credit Facilities
                  Debt Securities
                  Designation
                  Designation Amount
                  Eligible Institution
                  Eligible Receivables
                  Fair Market Value
                  Group
                  Incur
                  Indenture Obligations
                  Interest Rate or Currency Protection Agreement
                  Investment
                  Lien
                  Net Available Proceeds
                  Offering Memorandum
                  Permitted Holders
                  Permitted Interest Rate or Currency Protection Agreement Permitted Investments
                  Permitted Joint Venture
                  Permitted Liens
                  Permitted Telecommunications Capital Asset Disposition Preferred Dividends
                  Purchase Money Debt
                  Rating Decline
                  Related Person
                  Restricted Payment
                  Revocation
                  Sale and Leaseback Transaction
                  Senior Notes
                  Strategic Investor
                  Telecommunications Assets
                  Telecommunications Business




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                  SECTION 301. Amendments to Section 501 of the Indenture.

                  Section 501 of the Indenture is hereby amended by deleting paragraphs (6) and (7) therefrom in their entirety. The Indenture is hereby further amended by deleting therefrom in their entirety all references to such paragraphs

                  SECTION 401. Amendments to Article Eight of the Indenture.

                  Article Eight of the Indenture is hereby amended by deleting the following sections therefrom in their entirety:

                  Section 801. Company May Consolidate, Etc., Only on Certain Terms
                  Section 802. Successor Substituted

                  The Indenture is hereby further amended by deleting therefrom in their entirety all references to such sections.

                  SECTION 501. Amendments to Article Ten of the Indenture.

                  Article Ten of the Indenture is hereby amended by deleting the following sections therefrom in their entirety:

                  Section 1004. Corporate Existence
                  Section 1007. Insurance
                  Section 1008. Provision of Financial Statements
                  Section 1009. Statement by Officers as to Default
                  Section 1010. Purchase of Securities upon Change of Control
                  Section 1011. Limitation on Consolidated Debt
                  Section 1012. Limitation on Debt and Preferred Stock of Restricted Subsidiaries
                  Section 1013. Limitation on Restricted Payments
                  Section 1014. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
                  Section 1015. Limitation on Liens
                  Section 1016. Limitation on Issuances of Certain Guarantees by, and Debt Securities of, Restricted Subsidiaries
                  Section 1017. Limitation on Sale and Leaseback Transactions
                  Section 1018. Limitation on Asset Dispositions
                  Section 1019. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries
                  Section 1020. Transactions with Affiliates and Related Persons
                  Section 1021. Limitation on Designations of Unrestricted Subsidiaries
                  Section 1022. No Repayment of Existing Parent Company Advances with the Proceeds of the Securities.

                  The Indenture is hereby further amended by deleting therefrom in their entirety all references to such sections.




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                  SECTION 601. Effectiveness.

                  This First Supplemental Indenture will become effective on the date on which the Company accepts for purchase pursuant to the Offer to Purchase and Consent Solicitation Statement all Notes validly tendered and not withdrawn.

                  SECTION 701. Counterparts.

                  This First Supplemental Indenture may be executed on several counterparts, each of which shall be deemed an original but shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first above written.



                              QWEST COMMUNICATIONS INTERNATIONAL INC.


                              By:
                                  --------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------


                              Attest:


                              By:
                                  --------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------



                              BANKERS TRUST COMPANY,
                              as Trustee


                              By:
                                  --------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------



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